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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Non-Employee Director's Stock Option Plan and 1999 Amended and Restated Equity Incentive Plan of Clarent Corporation of our report dated January 19, 2000, with respect to the consolidated financial statements and schedule of Clarent Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

Palo Alto, California
August 1, 2000